THIRD AMENDMENT
TO
KNIFE RIVER CORPORATION
401(k) RETIREMENT PLAN

The Knife River Corporation 401(k) Retirement Plan (the “Plan”), as established effective May 1, 2023, is amended by this Third Amendment effective as of January 1, 2025, except as specified below. All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment shall remain in full force and effect.

1.The second paragraph of Section 3.4 is amended by adding the following sentence immediately before the last sentence of such paragraph:

Furthermore, if an Employer adopts a different matching contribution formula mid-year, the amount of true-up matching contribution for a Participant employed by such Employer shall be prorated for the Plan Year based on such Participant’s deferral contributions and Compensation for the portions of the Plan Year with respect to which the formulas applied, respectively.

2.Effective April 6, 2025, Schedule B is amended by deleting Section B-5 (regarding Knife River Corporation-South’s matching contributions) in its entirety and renumbering the remaining sections accordingly.

3.Effective March 7, 2025, Section C-2 is amended by adding the following bullet point to the bulleted list of Schedule C Employers in alphabetical order of where it should appear in the list:

•Strata Corporation

4.Effective March 7, 2025, the table in Section E-8 is amended by adding the following new row in alphabetical order of where it should appear in the table (with the header row included below for reference only):

Employer	Section E-3(i) Supplemental Contribution	Section E-3(ii) Supplemental Contribution
Strata Corporation	X

*    *    *

The Plan is amended effective as of the dates specifically set forth above and executed by a duly authorized individual on the date set forth below.

KNIFE RIVER CORPORATION

Dated:     03-17-25                        By: /s/ Nathan W. Ring
                 Nathan W. Ring
     Vice President and Chief Financial Officer

180189148.1